UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2014

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillow

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, Zillow, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Greg M. Schwartz, the Company’s Chief Revenue Officer, which describes the terms of Mr. Schwartz’s annual cash-based bonus opportunities. The Letter Agreement is subject to the terms of the Company’s Amended and Restated 2011 Incentive Plan, as amended from time to time.

Pursuant to the Letter Agreement, Mr. Schwartz is eligible to receive for fiscal year 2014:

•	Total Revenue Bonus. A target bonus of $50,000 semi-annually based on the Company’s total revenue generated during the first half and the second half of the fiscal year in relation to pre-established revenue thresholds and objectives approved by the compensation committee of the board of directors of the Company (the “Compensation Committee”). No amount will be paid with respect to a six-month period if the revenue threshold is not achieved for such period. The bonus payouts will increase or decrease on a straight percentage basis to the extent that revenue generated exceeds or is less than the revenue objective so long as revenue generated meets or exceeds the revenue threshold for such period.

•	Premier Agent Revenue Bonus. A target bonus of $40,000 annually based on Premier Agent revenue generated during the fiscal year in relation to a pre-established revenue objective approved by the Compensation Committee. No amount will be paid if the revenue objective is not achieved. The bonus payout will increase on a straight percentage basis to the extent that revenue generated exceeds the revenue objective.

•	Other Real Estate Revenue Bonus. A target bonus of $60,000 annually based on other real estate revenue generated during the fiscal year in relation to a pre-established revenue objective approved by the Compensation Committee. No amount will be paid if the revenue objective is not achieved. The bonus payout will increase on a straight percentage basis to the extent that revenue generated exceeds the revenue objective.

Payment of any bonus under the Letter Agreement is subject to Mr. Schwartz’s continued employment or service to the Company on a full-time basis through the last day of each applicable performance period.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Forward-looking statements are not guarantees of future events, which may vary materially from those described in or implied by such statements. Differences may result from actions taken by the Compensation Committee, as well as from risks and uncertainties beyond the Company’s control. For more information about potential factors that could affect the Company, please review the “Risk Factors” described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated June 16, 2014 by and between Zillow, Inc. and Greg M. Schwartz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2014	ZILLOW, INC.

	By:	/s/ KATHLEEN PHILIPS
	Name:	Kathleen Philips
	Title:	General Counsel, Chief Operating Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated June 16, 2014 by and between Zillow, Inc. and Greg M. Schwartz.